Exhibit 1.1

EXECUTION VERSION

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(A Delaware limited partnership)

$50,000,000

4.500% Senior Notes Due 2023

UNDERWRITING AGREEMENT

Dated: March 13, 2017

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(a Delaware limited partnership)

$50,000,000

4.500% Senior Notes due 2023

UNDERWRITING AGREEMENT

March 13, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

550 South Tryon Street

5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and DCT Industrial Trust, Inc. (the “Company,” and together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (the “Representatives”), as representatives of the Underwriters named in Exhibit A hereto (the “Underwriters”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Exhibit A hereto of $50,000,000 aggregate principal amount of the Operating Partnership’s 4.500% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to a base indenture dated as of October 9, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated on or about March 16, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) by and among the Operating Partnership, the Company (as guarantor) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by the Company (the “Guarantee”).

The Operating Partnership previously issued $275,000,000 aggregate principal amount of 4.500% Senior Notes due 2023 (the “Existing Notes”) under the Base Indenture. The Securities constitute an offering of “Additional Notes” (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the General Disclosure Package (as defined below) and the Prospectus (as defined below), the Securities will have terms identical to the Existing Notes and the Securities and the Existing Notes will be treated as a single class of securities for all purposes under the Indenture.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (the “Agreement,” and together with the Securities, the Indenture and the Guarantee, the “Transaction Documents”) has been executed and delivered.

The Transaction Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Nos. 333-206859 and 333-206859-01) and a post-effective amendment thereto dated March 13, 2017, including in each case the related preliminary prospectus or prospectuses, which registration statement and post-effective amendment each became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, as amended, covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Transaction Entities will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement, as amended, at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each preliminary prospectus supplement used in connection with the offering of the Securities, together with the base prospectus dated March 13, 2017 that was included in the Registration Statement (as defined below), is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to the Underwriters as of the date hereof, as of the

Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(i)    Status of the Company as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto, including for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Transaction Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by each of the Transaction Entities on a Rule 405 “automatic shelf registration statement”. Neither of the Transaction Entities has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Transaction Entities or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)    Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on September 10, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Transaction Entities or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and the Trust Indenture Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:30 P.M. (Eastern time) on March 13, 2017 or such other time as agreed by the Transaction Entities and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by any of the Transaction Entities, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or the Operating Partnership’s records, as applicable, pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule 433)), as evidenced by its being specified in Exhibit B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Transaction Entities notified or notify the Underwriters as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information (as defined in Section 6(a) below).

(iii)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v)    Financial Statements. The historical financial statements of the Transaction Entities and their consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Transaction Entities and their consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Transaction Entities and their consolidated subsidiaries for the periods specified; the historical statements of revenues and certain expenses of the properties or portfolios of properties, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of such properties or portfolios of properties for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with required regulations, including GAAP to the extent applicable, the information required to be stated therein, except as may be expressly stated in the related notes thereto. The selected historical financial data and the summary historical financial information included in the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as may be expressly stated therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The pro forma financial statements and the related notes thereto and pro forma and pro forma as adjusted financial information included or incorporated by reference in the Registration Statement or the Prospectus, if any, have been prepared in accordance with the applicable requirements of the 1933 Act with respect to pro forma financial information and have been properly compiled on the bases described therein, present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus under the 1933 Act and the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or on the ability of the Company or the Operating Partnership to perform their obligations under the Transaction Documents (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Transaction Entities or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, and (C) except for regular quarterly distributions on the Company’s shares of common stock par value $0.01 per share (the “Common Stock”), and the related distributions by the Operating Partnership in amounts per share or unit, as the case may be, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any of their respective classes of capital stock or other equity interests, as applicable.

(vii)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Transaction Documents and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under the Transaction Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Transaction Documents, and is duly qualified as a foreign limited partnership to transact business and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. As of the date given in the Prospectus, the aggregate percentage interest of the Company in the Operating Partnership will be as set forth in the Prospectus.

(ix)    Good Standing of Subsidiaries. Each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and to the extent purported to be owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities which would not individually or in the aggregate reasonably be expected to materially affect the ownership of such Subsidiaries by the Company, directly or through subsidiaries; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Operating Partnership is the only Subsidiary that constitutes a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Form 10-K for the fiscal year ended December 31, 2016 filed by the Company with the Commission on February 17, 2017, as updated by Schedule 1(a)(ix) hereto, other than any shell subsidiaries formed or any subsidiaries acquired in the ordinary course of business after the date of this Agreement, the formations or acquisitions of which do not otherwise violate any covenant or provision of this Agreement or would make any representation or statement contained herein untrue, and which subsidiaries, considered in the aggregate as if a single subsidiary, would not constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). “Subsidiary” means each direct and indirect consolidated subsidiary of the Company, including, without limitation, the Operating Partnership.

(x)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Prospectus, including common units of limited partnership interest in the Operating Partnership (“OP Units”) or LTIP units of limited partnership interest in the Operating Partnership (“LTIP Units”)). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

All issued and outstanding OP Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except (A) as set forth in the Amended and Restated Operating Agreement of Stirling Capital Investments, LLC, dated as of October 4, 2006, (B) for LTIP Units convertible into OP Units pursuant to the terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “LP Agreement”), (C) for securities convertible into or exchangeable for OP Units and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for OP Units issued to the Company in connection with the Company’s issuance of securities convertible into or exchangeable for shares of Common Stock and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for shares of Common Stock and (D) for issuances pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the General Disclosure Package and the Prospectus, there are no outstanding OP Units or securities convertible into or exchangeable for any OP Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in each of the General Disclosure Package and the Prospectus.

(xi)    Authorization of Agreements. Each of the Transaction Entities has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by each of them of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly taken. The LP Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (B) each of the limited liability operating agreements, partnership agreements, stockholders’ agreements or similar agreements entered into between the Company, the Operating Partnership and/or a Subsidiary and a third-party (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the Company, the Operating Partnership and/or Subsidiary, as applicable, and is a valid and binding agreement of the Company, the Operating Partnership and/or Subsidiary, enforceable against the Company, the Operating Partnership and/or Subsidiary in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (C) none of the Company, the Operating Partnership or any Subsidiary is in default under any of the Joint Venture Agreements nor, to the knowledge of the Company, is any third-party that is a party to any Joint Venture Agreement in default under any of the Joint Venture Agreements.

The Base Indenture was duly authorized, executed and delivered in accordance with its terms by each of the Operating Partnership and the Company, constitutes a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws relating to or affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Supplemental Indenture has been duly authorized by the Operating Partnership and the Company and at the Closing Time will be duly executed and delivered by the Operating Partnership and the Company, when duly executed and delivered in accordance with its terms by each of the parties thereto, and will constitute a valid and legally binding agreement of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions. The Indenture, including the Guarantee, (i) has been duly qualified under the Trust Indenture Act, (ii) will comply as to form in all material respects with the requirements of the Trust Indenture Act and (iii) will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii)    Authorization and Description of the Securities; Single Class. The Existing Notes are duly and validly issued and outstanding, and constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits provided in the Indenture, and enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Exceptions. The Securities to be purchased by the Underwriters from the Operating Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when duly executed, authenticated, issued and delivered by the Operating Partnership as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding, and will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits provided in the Indenture, and enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Exceptions. The Existing Notes and the Securities conform, in all material respects, to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such descriptions conform, in all material respects, to the rights set forth in the instruments defining the same. When executed and authenticated in accordance with the Indenture, the Securities will be treated as a single class with the Existing Notes and will bear the same CUSIP and ISIN numbers as the Existing Notes.

(xiii)    Absence of Defaults and Conflicts. None of the Transaction Entities nor any of their subsidiaries is in violation of its charter, by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which a Transaction Entity or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of a Transaction Entity or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Transaction Entities with its obligations under the Transaction Documents, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, by-laws or similar organizational documents of the Transaction Entities or any Subsidiary or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Transaction Entities or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or any Subsidiary.

(xiv)    Absence of Labor Dispute. No labor dispute with the employees of any Transaction Entity or any Subsidiary exists or, to the knowledge of any Transaction Entity, is imminent, and no Transaction Entity is aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xv)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Transaction Entities of their respective obligations under each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the issuance of the Guarantees, and compliance by each of the Transaction Entities with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or as may be required under the 1933 Act, the 1934 Act, the Trust Indenture Act or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantee by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(xvi)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of any Transaction Entity, threatened, against or affecting any Transaction Entity or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof, on an aggregate basis, or the consummation of the transactions contemplated in the Transaction Documents, or the performance by the Transaction Entities of their obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xvii)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and the statements in the Prospectus under the headings “Description of Common Stock,” “Description of Debt Securities,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” and “Federal Income Tax Considerations,” as updated from time to time by the Transaction Entities in their respective annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xviii)    Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, the Transaction Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Transaction Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)    Absence of Manipulation. None of the Transaction Entities, nor any affiliate thereof, has taken, nor will any Transaction Entity or any affiliate thereof take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Transaction Entities to facilitate the sale or resale of the Securities.

(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery and performance by each of the Transaction Entities of their respective obligations under this Agreement, the Indenture and the Guarantee, as applicable, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the Trust Indenture Act, state securities laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi)    No Integration. None of the Transaction Entities has sold or issued any securities that will be integrated with the sale of the Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xxii)    Possession of Licenses and Permits. Each of the Transaction Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Transaction Entities and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)    Property. (A) The Operating Partnership, directly or indirectly, or any joint venture entity in which any of the Company or the Operating Partnership, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the General Disclosure Package and the Prospectus as being directly or indirectly owned by the Operating Partnership or the applicable joint venture entity, respectively, (the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the General Disclosure Package and the Prospectus or those which would not have a Material Adverse Effect; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company, Operating Partnership, Subsidiaries or joint venture entities which are required to be disclosed in the General Disclosure Package or the Prospectus are disclosed therein; (C) except as otherwise described in the General Disclosure Package and the Prospectus, none of the Company, Operating Partnership, Subsidiaries or joint venture entities or any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (iii) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i), (ii) and (iii) immediately above any such default that would not have a Material Adverse Effect; (D) no tenant under any of the leases at the Properties has a right of first refusal or option to purchase the premises demised under such lease, other than those referred to in the General Disclosure Package and the Prospectus, except for rights or options that would not have a Material Adverse Effect if exercised; (E) to the knowledge of the Transaction Entities, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; (F) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (G) the mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (H) the Company, the Operating Partnership or a Subsidiary, as applicable, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property.

(xxiv)    Title to Personal Property. Except as set forth in the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Transaction Entities and their subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Transaction Entities or any Subsidiary are held by it under valid, subsisting and enforceable leases.

(xxv)    Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)    Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Transaction Entities and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of any Transaction Entity, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Transaction Entity or any of their subsidiaries and (D) to the knowledge of any Transaction Entity, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Transaction Entity or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the General Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by any Transaction Entity or any Subsidiary, to the knowledge of the Transaction Entities, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

In the ordinary course of their business, the Transaction Entities and their subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Transaction Entities and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Transaction Entities and their subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity or any of their Subsidiaries or any joint venture entities, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity or any of their Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(xxvii)    Registration Rights. Except as set forth in the Amended and Restated limited Partnership Agreement of the Operating Partnership, dated October 10, 2006, as amended, and the contribution agreement between Pauls Rollins Road, LLC and the Operating Partnership, dated July 22, 2011, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxviii)    Accounting Controls and Disclosure Controls. The Transaction Entities and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the most recent audited fiscal year for each Transaction Entity, there has been (1) no material weakness in the internal control over financial reporting (whether or not remediated) with respect to any Transaction Entity and (2) no change in the internal control over financial reporting with respect to any Transaction Entity that has materially affected, or is reasonably likely to materially affect, each Transaction Entity’s internal control over financial reporting.

The Transaction Entities and their consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Transaction Entities in the reports that they file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the applicable Transaction Entity’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix)    Equity Plans. Except as described in the General Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of either of the Company, the Operating Partnership and their Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price known at the time to be less than the fair market value of the shares of the Common Stock of the Company on the grant date of such option, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required to be disclosed.

(xxx)    ERISA Matters. None of the Transaction Entities nor any of their subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by a Transaction Entity or any of its subsidiaries which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by a Transaction Entity and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xxxi)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of any Transaction Entity or, to the knowledge of any Transaction Entity, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and no Transaction Entity is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxiii)    REIT Qualification. Commencing with its taxable year ending December 31, 2003 through the date hereof, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each direct and indirect subsidiary of the Company has at all times and will qualify as a REIT, a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, or a partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code (including a “Qualified REIT Subsidiary” within the meaning of Section 856(i) of the Code). For purposes of the foregoing sentence, the term “subsidiary” shall only include an entity in which the Company directly or indirectly owns more than 10% of the voting power or value of such entity’s outstanding equity interests.

(xxxiv)    Payment of Taxes. All United States federal income tax returns of the each of the Transaction Entities and their subsidiaries required by law to be filed have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments for taxes that are being contested in good faith and as to which adequate reserves have been provided. Each of the Transaction Entities and their subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the Transaction Entities in respect of any income and other tax liability for any years not finally determined are adequate as determined under GAAP to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxv)    Insurance. Each of the Transaction Entities and their subsidiaries carry or are entitled to the benefits of insurance (other than title insurance, the amount of which is covered by Section 1(a)(xxiii) above), with financially sound and reputable insurers, in such amounts as is commercially reasonable for the value of the properties owned by such Transaction Entities and their subsidiaries and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same or similar industry, and all such insurance is in full force and effect. None of the Transaction Entities has any reason to believe that it or any Subsidiary will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Transaction Entities nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi)    Solvency. On and immediately after the Closing Time, the Transaction Entities, taken together, in each case after giving effect to the issuance and sale of the Securities, the issuance of the Guarantee and the other transactions related thereto as described in the General Disclosure Package and the Prospectus, will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantee as contemplated by the Transaction Documents, the General Disclosure Package and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment such that such entity is or would become unable to satisfy.

(xxxvii)    Restrictions on Distributions. No Subsidiary of any Transaction Entity is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or distributions to any Transaction Entity, from making any other distribution on such Subsidiary’s capital stock, equity interests or similar ownership interest, from repaying to the Transaction Entities any loans or advances to such Subsidiary from any Transaction Entity or from transferring any of such Subsidiary’s properties or assets to the Transaction Entities or any other Subsidiary, except for any such restrictions that will be permitted by the Indenture.

(xxxviii)    Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate.

(xxxix)    Relationships. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, or stockholders of any of the Transaction Entities on the other hand, which is required to be described in the General Disclosure Package or the Prospectus, or any document incorporated by reference therein, and which is not so described.

(xl)    Brokers. Other than this Agreement and as set forth in the Prospectus under the heading “Underwriting),” there are no contracts, agreements or understandings between any of the Transaction Entities and any person that would give rise to a valid claim against any of the Transaction Entities or the Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by the Transaction Documents.

(xli)    Foreign Corrupt Practices Act. None of the Transaction Entities, any of their subsidiaries, nor, to the knowledge of any Transaction Entity, any director, officer, agent, employee, affiliate or other person acting on behalf of any Transaction Entity or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Transaction Entities and, to the knowledge of any Transaction Entity, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlii)    Money Laundering Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the operations of each of the Transaction Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Transaction Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of any Transaction Entity, threatened.

(xliii)    OFAC. None of the Transaction Entities nor any Subsidiary nor, to the knowledge of any Transaction Entity, any director, officer, agent, employee, affiliate or person acting on behalf of a Transaction Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)    Officer’s Certificates. Any certificate signed by any officer of the Transaction Entities or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Transaction Entities to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Operating Partnership, severally and not jointly, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Exhibit A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 103.255% of the principal amount thereof, plus accrued and unpaid interest from and including October 15, 2016, to, but excluding March 16, 2017, in the amount of $943,750.

(b)    Payment. Payment of the purchase price for, and delivery of, the Securities and the Guarantee shall be made at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, or at such other place as shall be agreed upon by the Representatives and the Transaction Entities, at 9:00 A.M. (Eastern time) on March 16, 2017 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Transaction Entities (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.

(c)    Denominations; Registration. The Operating Partnership shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives on the business day prior to the Closing Time and, at or prior to the Closing Time, the Operating Partnership shall deliver the Global Securities to The Depository Trust Company (“DTC”) or the Trustee, acting as custodian for DTC, unless the Representatives shall otherwise instruct.

SECTION 3.    Covenants of the Transaction Entities. The Transaction Entities covenant with each of the Underwriters as follows:

(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Transaction Entities will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if any of the Transaction Entities become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Transaction Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Transaction Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Transaction Entities shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Filing of Amendments and 1934 Act Documents. The Transaction Entities will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act, the 1934 Act during the period when the Prospectus is required to be delivered under the 1933 Act or pursuant to this Agreement or otherwise, and the Transaction Entities will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Transaction Entities have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Transaction Entities will give the Representatives notice of their intention to make any such filing from the Applicable Time to the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statements. The Transaction Entities have furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Transaction Entities have delivered to each of the Underwriters, without charge, as many copies of each preliminary prospectus and any amendments and supplements thereto as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Transaction Entities will furnish to each of the Underwriters, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered under the 1933 Act or other applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. The Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws. The Transaction Entities will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by the Transaction Documents and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Transaction Entities, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package, as applicable, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Transaction Entities will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Transaction Entities will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Transaction Entities will furnish to each of the Underwriters such number of copies of such amendment, supplement or new registration statement as such Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Transaction Entities will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and will furnish to each of the Underwriters such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(f)    Blue Sky Qualifications. The Transaction Entities will use their commercially reasonable efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required for distribution of the Securities; provided, however, that the Transaction Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158. The Transaction Entities will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)    Restriction on Sale of Securities. From and including the date of this Agreement through and including the day on which the Closing Time occurs, the Operating Partnership will not, without the prior written consent of the Representatives offer, sell, contract to sell, any debt securities of or guaranteed by the Operating Partnership that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities issued or guaranteed by the Operating Partnership that are similar to the Securities.

(j)    Reporting Requirements. The Transaction Entities, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered under the 1933 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)    Issuer Free Writing Prospectuses. The Transaction Entities represent and agree that, unless they obtain the prior consent of the Representatives, and the Representatives represent and agree that, unless they obtain the prior consent of the Transaction Entities, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Transaction Entities and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Transaction Entities represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(k) shall restrict the Transaction Entities from making any filings required under the 1934 Act or the 1934 Act Regulations.

(l)    REIT Qualification. The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2017 and thereafter, for taxation as a REIT under the Code, including by, among other things, taking any actions that may be described in the Company’s officers’ certificate to its counsel, Goodwin Procter LLP, subject to the terms thereof.

(m)    DTC. The Transaction Entities will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(n)    Pricing Term Sheet. The Transaction Entities will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities and the Guarantee, in a form approved by the Representatives and containing the information set forth on Exhibit C hereto, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the 1933 Act within the time period required by such rule.

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Transaction Entities jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Transaction Entities, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if any, and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) costs and expenses of the Transaction Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Transaction Entities and any such consultants, and one half of the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (xi) the fees charged by any rating agencies for rating the Securities, (xii) all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (xiii) the fees and expenses of the Trustee and any paying agent (including any fees and expenses of any counsel to such parties), and (xiv) all other costs and expenses incident to the performance by the Transaction Entities of their obligations hereunder.

(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or the first clause of Section 9(a)(iii) hereof, the Transaction Entities, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.    Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 1 hereof or in certificates of any officer of the Transaction Entities or any Subsidiary thereof delivered pursuant to the provisions hereof, to the performance by the

Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Transaction Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b)    Opinion of Counsel for the Transaction Entities. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.

(c)    Opinion of Tax Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, that (i) commencing with the Company’s taxable year that began on January 1, 2003 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a REIT under the Code, and its organization and method of operation through the date of the opinion has enabled, and will enable, it to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the statements in the Prospectus under the caption “Federal Income Tax Considerations” as supplemented by the statements in the Prospectus Supplement under the caption “Certain Supplemental Federal Income Tax Considerations” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects, as of the date of the opinion. In rendering such opinion, such counsel may rely upon factual representations and covenants of duly appointed officers of the Company and the Operating Partnership (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practice.

(d)    Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hogan Lovells US LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their subsidiaries and certificates of public officials.

(e)    Officer’s Certificate. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, the President or a Vice President of each of the Transaction Entities and of the chief financial or chief accounting officer of each of the Transaction Entities, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Transaction Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in an accountant’s “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)    Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)    No Downgrade. As of the Applicable Time, (i) there shall not have been any decrease in the rating of any debt securities of or guaranteed by the Operating Partnership or the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review or on a so-called “watch list,” with possible negative implications, its ratings of any of the Operating Partnership or the Company or any such debt securities.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j)    Supplemental Indenture. At the Closing Time, the Supplemental Indenture shall have been duly executed and delivered by each of the Transaction Entities and the Trustee.

(k)    Securities as Additional Notes. At the Closing Time, the Operating Partnership and the Company shall have executed and delivered to the Trustee the board resolution, officer’s certificate, opinion of counsel and authentication order required pursuant to the Indenture to issue the Securities as Additional Notes, and the Securities shall have been duly executed and delivered by the Operating Partnership and duly authenticated by the Trustee.

(l)    No Objection. If required, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n)    Termination of Agreement. If any condition specified in this section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Transaction Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of the Underwriters, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its and their selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Transaction Entities or in accordance with Section 6(d);

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters (subject to Section 6(c) below)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter expressly for use therein (the “Underwriter Information”), which Underwriter Information consists of: (i) the name of the Underwriters, and (ii) the following information contained in the Prospectus under the caption “Underwriting”: (A) the information regarding the concession and reallowance appearing in the third paragraph, (B) the information regarding market making by the Underwriters appearing in the fifth paragraph, and (C) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the eighth and ninth paragraphs.

(b)    Indemnification of Transaction Entities, Directors and Officers. The Underwriters agree to indemnify and hold harmless the Transaction Entities, each of any Transaction Entity’s directors, each of any Transaction Entity’s officers who signed the Registration Statement, and each person, if any, who controls any of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by any of the Transaction Entities on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commission received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any Underwriter’s Affiliates and its and their selling agents shall have the same rights to contribution as the Underwriters, and each director of any of the Transaction Entities, each officer of any of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls any of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Transaction Entities or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or its or their selling agents or any person controlling the Underwriters, their officers or directors, or any of the Transaction Entities and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)	if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii)	if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the (i) Representatives or (ii) the Transaction Entities shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Transaction Entities (and each employee, representative or other agent of any of the Transaction Entities) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Transaction Entities relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax no. (212) 834-6081); Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax no. (646) 291-1469); and Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (fax no. (704) 410-0326); with a copy to Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, attention of Michael McTiernan (fax no. 202-637-5910); notices to the Company and the Operating Partnership shall be directed to them at 555 17th Street, Suite 3700, Denver, Colorado 80208, attention of Philip L. Hawkins, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, attention of Daniel P. Adams (fax no. 617-523-1231).

SECTION 13.    No Advisory or Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand and the Underwriters on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or of the Operating Partnership, or their respective stockholders, partners, creditors, employees or any other party, (c) none of the Underwriters has assumed and nor will any of them assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on other matters) and none of the Underwriters has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Underwriters with respect to the subject matter hereof.

SECTION 15.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Trial by Jury. The Transaction Entities (on their behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders, partners and affiliates) and the Representatives, on behalf of the Underwriters, hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust Inc., its General Partner

By	/s/ Matthew T. Murphy
	Title:	Chief Financial Officer

DCT INDUSTRIAL TRUST INC.

By	/s/ Matthew T. Murphy
	Title:	Chief Financial Officer

Underwriting Agreement Signature Page

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By	/s/ Stephen L. Sheiner
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

For themselves and as Representatives of the several Underwriters named in Exhibit A hereto.

Underwriting Agreement Signature Page

EXHIBIT A

Name of Underwriter	Principal Amount of Securities
J.P. Morgan Securities LLC	$12,500,000

Citigroup Global Markets Inc.	$10,000,000

Wells Fargo Securities, LLC	$10,000,000

BNY Mellon Capital Markets, LLC	$3,000,000

Capital One Securities, Inc.	$3,000,000

MUFG Securities Americas Inc.	$2,875,000

PNC Capital Markets LLC	$2,875,000

Regions Securities LLC	$2,875,000

U.S. Bancorp Investments, Inc.	$2,875,000

Exhibit A-1

EXHIBIT B

ISSUER GENERAL USE FREE WRITING PROSPECTUS

Pricing Term Sheet, attached as Exhibit C

Exhibit B-1

EXHIBIT C

PRICING TERM SHEET

DCT Industrial Operating Partnership LP

Pricing Term Sheet

$50,000,000 4.500% Senior Notes due 2023

Issuer:	DCT Industrial Operating Partnership LP

Guarantor:	The notes will be initially guaranteed by DCT Industrial Trust Inc.

Expected Ratings* (Moody’s / Standard and Poor’s):

Principal Amount:

$50,000,000

The notes will form a part of the same series as the Issuer’s outstanding 4.500% Senior Notes due 2023. Upon completion of this offering, the aggregate principal amount of the outstanding notes of this series will be $325,000,000.

Securities Offered:	4.500% Senior Notes due 2023

Security Type:	Senior Unsecured Notes

Pricing Date:	March 13, 2017

Settlement Date:	March 16, 2017 (T+3)

Maturity Date:	October 15, 2023

Interest Payment Dates:	April 15 and October 15

Next Interest Payment Date:	April 15, 2017

Record Dates:	April 1 and October 1

Coupon (Interest Rate):	4.500%

Public Offering Price:	103.880%, plus accrued and unpaid interest from and including October 15, 2016, to, but excluding March 16, 2017, totaling $943,750

Net Proceeds, including accrued interest and before expenses, to the Issuer:	$52,571,250

Benchmark Treasury:	1.875% due February 28, 2022

Benchmark Treasury Price / Yield:	98-26 1⁄4 / 2.127%

Spread to Benchmark Treasury:	170 basis points

Yield to Maturity:	3.827%

Optional Redemption:	Make-whole call at T + 30 basis points prior to 90 days prior to maturity, then 100%

CUSIP / ISIN:	233150 AC5 / US233150AC50

Denominations/Multiple:	$2,000 / $1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Exhibit C-1

Co-Managers:	BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

Regions Securities LLC

U.S. Bancorp Investments, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

DCT Industrial Operating Partnership LP and DCT Industrial Trust Inc. have filed a registration statement dated September 10, 2015, a post-effective amendment to the registration statement dated March 13, 2017, a prospectus dated March 13, 2017 and a preliminary prospectus supplement dated March 13, 2017 with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the registration statement and post-effective amendment to the registration statement, the prospectus and related preliminary prospectus supplement for this offering, and any other documents the Issuer or Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and prospectus if you request it by contacting J.P. Morgan Securities LLC at 1-212-834-4533; Citigroup Global Markets Inc. at 1-800-831-9146; and Wells Fargo Securities, LLC at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit C-2

SCHEDULE 1(a)(ix)

SUBSIDIARIES

1.	DCT Lickdale LLC

2.	DCT West Ann Lurie LLC

3.	DCT Factory Shoals LLC

4.	DCT Williams Street LLC

5.	DCT PetroPark LLC

6.	DCT/SPF 1705 Worldwide LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2016, was dissolved on January 4, 2017.

7.	DCT Danubio LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2016, was dissolved on March 3, 2017.

Schedule 1(a)(iX)